UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2010

Date of Report (Date of earliest event reported)

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5 CAUFIELD PLACE, SUITE 102, NEWTOWN, PENNSYLVANIA 18940
(Address of Principal Executive Offices) (Zip Code)

(215) 579-7789
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 19, 2010, the Company received a cash payment of $427,700 from the escrow agent under its tax escrow agreement.  As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, during that quarterly period a contingent tax liability was reduced by $427,700 based primarily on the expiration of the federal statute of limitations relating to certain 2006 income.   In addition, as stated in such Quarterly Report, the Company expected that the $427,700 will be released from the escrow account during the quarter ending September 30, 2010 based on the reduction in the contingent tax liability.  The August 19th payment represents the payment of those expected funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010	Patient Safety Technologies, Inc.
	By:	/s/ Marc L. Rose Marc L. Rose Chief Financial Officer